Exhibit 10.7

FIRST AMENDMENT TO

AWARD AGREEMENT UNDER THE

CHESAPEAKE MIDSTREAM MANAGEMENT INCENTIVE COMPENSATION PLAN (NOW KNOWN AS THE ACCESS MIDSTREAM PARTNERS GP, L.L.C. MANAGEMENT INCENTIVE COMPENSATION PLAN)

This First Amendment to Award Agreement (this “Amendment”) is entered into effective as of December 20, 2012, by and between Access Midstream Partners GP, L.L.C. (the “Company”), and Robert S. Purgason (“Participant”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan and the Agreement (each as defined below).

RECITALS

WHEREAS, Participant was previously granted a Participation Interest under the Chesapeake Midstream Management Incentive Compensation Plan, now known as the Access Midstream Partners GP, L.L.C. Management Incentive Compensation Plan (the “Plan”), pursuant to that certain Award Agreement, dated as of January 1, 2010 (the “Agreement”), between Participant and Chesapeake Midstream Management, L.L.C., an Oklahoma limited liability company (“Chesapeake Midstream”);

WHEREAS, Chesapeake Midstream Development, L.L.C., an Oklahoma limited liability company (“Seller”), has sold its outstanding ownership interests in Chesapeake Midstream Operating, L.L.C., a Delaware limited liability company, to Access Midstream Partners L.P., a Delaware limited partnership (“the “Partnership,” and such sale, the “Transaction”), pursuant to that certain Unit Purchase Agreement, dated as of December 11, 2012, between Seller and the Partnership (the “Purchase Agreement”);

WHEREAS, in connection with the Transaction, pursuant to that certain Assumption Agreement, dated as of December 20, 2012, between the Company and Chesapeake Midstream, the Company, as the general partner of the Partnership, has assumed and agreed to sponsor the Plan, effective as of the Closing Date (as defined in the Purchase Agreement);

WHEREAS, pursuant to Section 6 of the Agreement, the Company and Participant may amend the Agreement; and

WHEREAS, in connection with the Transaction, the Company and Participant mutually desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Participant hereby agree as follows:

AMENDMENT

1. The following new Section 4 is hereby added to the Agreement, and Sections 4 through 7 of the Agreement are hereby renumbered as Sections 5 through 8, respectively:

“4. Nonrenewal of Employment Term: Solely for purposes of the Participation Interest awarded to Participant pursuant to this Agreement, in the event that Participant’s employment with the Company is terminated by reason of the nonextension or nonrenewal by the Company of Participant’s employment term, such termination shall constitute a termination of Participant’s employment by the Company without Cause.”

2. This Amendment shall be and hereby is incorporated into and forms a part of the Agreement.

3. Except as expressly provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first set forth above.

ACCESS MIDSTREAM PARTNERS GP, L.L.C.

By:	/s/ Regina L. Gregory
Name:	Regina Gregory
Title:	Vice President – Legal and General Counsel

PARTICIPANT

/s/ Robert S. Purgason
Name:	Robert S. Purgason

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